Exhibit 10.3

AMENDMENT NO. 2 TO EMPLOYEE MATTERS AGREEMENT

THIS AMENDMENT NO. 2 TO EMPLOYEE MATTERS AGREEMENT dated as of August 10, 2010 (this “Amendment”) is among McDermott International, Inc., a Panamanian corporation (“MII”), McDermott Investments, LLC, a Delaware limited liability company (“MI”), The Babcock & Wilcox Company, a Delaware corporation (“B&W”), and Babcock & Wilcox Investment Company, a Delaware corporation (“BWICO” and, together with MII, MI and B&W, the “Parties”).

PRELIMINARY STATEMENT

WHEREAS, the Parties are parties to an Employee Matters Agreement dated as of July 2, 2010 (as amended on August 3, 2010, the “Employee Matters Agreement”; capitalized terms used but not defined in this Amendment shall have the respective meanings given such terms in the Employee Matters Agreement); and

WHEREAS, Section 3.4(c) of the Employee Matters Agreement contains provisions relating to the treatment of MII Options held by each holder of one or more of such stock options under any of the MII Legacy Equity Plans who is a Former B&W Officer or is now serving on the board of directors of both MII and B&W, which provisions contemplate that each such holder shall receive, in substitution for each such MII Option (which shall be cancelled), both a Replacement B&W Option with respect to shares of B&W Common Stock and a Post-Distribution MII Option with respect to shares of MII Common Stock; and

WHEREAS, the Parties desire to amend Section 3.4(c) of the Employee Matters Agreement as provided herein, to clarify that the post-Distribution value of the Post-Distribution MII Options and the Replacement B&W Options referred to therein would each represent approximately one-half of the total value of such awards;

NOW, THEREFORE, in consideration of the premises and the mutual agreements this Amendment contains and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MII, MI, B&W and BWICO hereby agree as follows:

Section 1. Amendment. The Employee Matters Agreement is hereby amended as follows:

(a) The second and third sentences of Section 3.4(c) of the Employee Matters Agreement are hereby amended to read in their entirety as follows:

In each case, the number of shares of MII Common Stock subject to the Post-Distribution MII Option shall be determined by multiplying the aggregate fair market value of the number of shares of MII Common Stock subject to the MII Option using the Pre-Distribution MII Share Price by a fraction, the numerator of which is the Post-Distribution MII Share Price and the denominator of which is the Pre-Distribution MII Share Price, and dividing that product by the Post-Distribution MII Share Price, with the resulting number of shares subject to the Post-Distribution MII Option being rounded up or down to the nearest whole share. In each case, the number of shares of B&W Common Stock subject to the Replacement B&W Option shall be determined by multiplying the fair market value of the number of shares of MII Common Stock subject to the MII Option using the Pre-Distribution MII Share Price by a fraction, the numerator of which is one-half of the Post-Distribution B&W Share Price and the denominator of which is the Pre-Distribution MII Share Price, and dividing that product by the Post-Distribution B&W Share Price, with the resulting number of shares subject to the Replacement B&W Option being rounded up or down to the nearest whole share.

Section 2. Effect on Agreement. When this Amendment becomes effective pursuant to the provisions of Section 3 hereof, (i) all references to “this Agreement” in the Employee Matters Agreement shall be deemed to refer to the Employee Matters Agreement as amended by the Amendment to Employee Matters Agreement dated as of August 3, 2010 entered into by the Parties (the “Prior Amendment”) and as further amended by this Amendment, and (ii) all references to the “Employee Matters Agreement” in the Master Separation Agreement or any of the Ancillary Agreements shall be deemed to refer to the Employee Matters Agreement as amended by the Prior Amendment and this Amendment, in each case unless the context otherwise requires. Except as previously amended by the Prior Amendment or amended hereby, all provisions of the Employee Matters Agreement are and will remain in full force and effect.

Section 3. Execution in Counterparts; Effectiveness. This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together shall be considered one and the same amendment and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that each of the Parties need not sign the same counterpart.

Section 4. Governing Law. To the extent not preempted by applicable federal law, this Amendment shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Texas, without regard to any conflicts of law provisions thereof that would result in the application of the laws of any other jurisdiction.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

MCDERMOTT INTERNATIONAL, INC.

By:	/S/ LIANE K. HINRICHS
	Name:	Liane K. Hinrichs
	Title:	Senior Vice President, General Counsel and Corporate Secretary

MCDERMOTT INVESTMENTS, LLC

By:	/S/ LIANE K. HINRICHS
	Name:	Liane K. Hinrichs
	Title:	Senior Vice President, General Counsel and Corporate Secretary

THE BABCOCK & WILCOX COMPANY

By:	/S/ MICHAEL S. TAFF
	Name:	Michael S. Taff
	Title:	Senior Vice President and Chief Financial Officer

BABCOCK & WILCOX INVESTMENT COMPANY

By:	/S/ MICHAEL S. TAFF
	Name:	Michael S. Taff
	Title:	Senior Vice President and Chief Financial Officer